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                                                                   EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 1,750,000 shares of common stock pertaining to the 1998 Stock Incentive Plan of The Medicines Company of our report dated February 8, 2002, except for Note 15, as to which the dates are March 6, March 25, March 26, and March 29, 2002, with respect to the consolidated financial statements and schedule of The Medicines Company included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Boston, Massachusetts
August 14, 2002